Exhibit 99.1
NEWS RELEASE

Contacts:
R. Jeffrey Williams	Scott Brittain
Chief Financial Officer	Corporate Communications Inc.
O’Charley’s Inc.	(615) 254-3376 ext. 308
(615) 782-8982
O’CHARLEY’S INC. RETURNS TO REVENUE GROWTH IN THE
SECOND QUARTER ON INCREASED COMPARABLE SALES
Reports Second Consecutive Quarter of Comparable Sales and Guest Count Increases for
All Three Concepts
Names R. Jeffrey Williams as Chief Financial Officer
NASHVILLE, Tenn., Aug. 11, 2011 — O’Charley’s Inc. (NASDAQ: CHUX) today reported operating results for the 12-week period ended July 10, 2011.
Financial and Operating Highlights
•	The Company produced its first increase in quarterly revenue since the third quarter of 2007, up 1.2 percent to $193.3 million for the second quarter of 2011 from $190.9 million for the second quarter last year.

•	For the second consecutive quarter, comparable sales and guest counts increased for all three restaurant concepts:
•	O’Charley’s comparable sales and guest counts for company-operated restaurants each increased 2.9 percent.

•	Ninety Nine Restaurants’ comparable sales and guest counts increased 3.3 percent and 3.6 percent, respectively.
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CHUX Reports Second-Quarter Results

August 11, 2011
•	Stoney River Legendary Steaks’ comparable sales and guest counts increased 6.3 percent and 8.4 percent, respectively.
•	Restaurant-level margins declined to 12.5 percent of restaurant sales for the second quarter of 2011 from 14.5 percent for the same prior-year quarter, as food and beverage costs as a percentage of sales increased 210 basis points, primarily due to rising commodity costs.

•	Income from operations was $0.7 million, or 0.4 percent of revenues, for the second quarter of 2011 compared with a loss from operations of $0.2 million, or 0.1 percent of revenue, for the second quarter of 2010. The second quarter of 2010 included severance and other charges of $2.4 million or 1.2 percent of revenues.

•	Loss from continuing operations was $1.7 million, or $0.08 per diluted share, for the second quarter of 2011, down from a loss of $2.3 million, or $0.11 per diluted share, for the second quarter of 2010. Net loss was $1.8 million, or $0.09 per diluted share, for the second quarter of 2011, down from a net loss of $2.5 million, or $0.12 per diluted share, for the second quarter of 2010.

•	Net cash provided by operating activities was $10.8 million for the first six months of 2011, and the Company had $34.6 million of cash and no drawings on its $45 million revolving credit facility at the quarter’s end.
          “Our strategies to return the Company to a path of consistent, profitable growth gained further traction in the second quarter, and we achieved an important milestone by producing increased total revenues for the quarter versus the same quarter in the previous year,” commented David W. Head, president and chief executive officer of O’Charley’s Inc. “This performance was driven by increased comparable sales at all three of our concepts. It is important to point out that our overall sales increased even with 12 fewer locations in operation in the second quarter this year versus last year.
          “Our primary focus moving forward is to continue this momentum by building guest loyalty through high quality, great tasting food and superior service. Four consecutive quarters of increased comparable sales at Ninety Nine and Stoney River and two at O’Charley’s, and continued significant increases in guest satisfaction scores at each concept, demonstrate that we can achieve this goal when we execute to the standards we have set for ourselves. Through successful execution, we can earn the opportunity to expand our focus to improving average check with menu alternatives and pricing.
          “We do not underestimate the challenges to improving our performance given weak economic growth and high unemployment. We also continue to face rising commodity costs, which contributed to an increase in food and beverage cost for the second quarter. We are working hard to proactively address these pressures through menu development and engineering, labor management and other steps that will allow us to return to sustainable profitable growth. Through our company-wide commitment to exceeding our guests’ expectations, we are confident we are revitalizing our prospects for growth and increased shareholder value into the future.”
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CHUX Reports Second-Quarter Results

August 11, 2011
R. Jeffrey Williams Named Chief Financial Officer
          The Company also today announced that it has named R. Jeffrey Williams as chief financial officer and treasurer. Mr. Williams, a certified public accountant, had been serving as interim chief financial officer and treasurer since December 2010, while also serving as chief accounting officer since February 2006 and corporate controller since February 2003. Mr. Williams also recently completed his Masters of Business Administration from Vanderbilt University’s Owen Graduate School of Management. Prior to his position at O’Charley’s, Mr. Williams served as corporate controller at The Krystal Company in Chattanooga, TN and various financial positions at Cracker Barrel Old Country Store in Lebanon, TN.
          Mr. Head remarked, “Jeff has done a great job for us over the past eight months since assuming the responsibilities of CFO and treasurer on an interim basis. After conducting a comprehensive search of candidates, our Board determined that Jeff’s 10-year record of accomplishments at O’Charley’s, his intimate knowledge of the Company’s operations, financials, people and growth strategies, and his long-term experience in a publicly traded restaurant company strongly differentiated his qualifications to handle his new position successfully. We look forward to his continuing contributions to the Company’s long-term growth.”
Financial Guidance
          For the third quarter of 2011, which is a 12-week quarter, the Company’s guidance includes: total revenues of between $185 million and $190 million; loss/income from operations of between a loss of $3 million and break-even; and adjusted EBITDA of between $6 million and $9 million. Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to income from operations is included with the supplementary information to this release. The Company also anticipates capital expenditures during 2011 of between $16 million and $18 million.
Conference Call
     The Company will hold a conference call to discuss this release today at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (480) 629-9692, and the confirmation pass code is 4459801. Please dial in 10 minutes prior to the beginning of the call. A telephonic replay of the conference call will be available through August 25, 2011, by dialing (303) 590-3030 and entering pass code 4459801. A live broadcast of the conference call will also be available online at the Company’s web site, www.ocharleysinc.com, at the following link:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82565&eventID=4164364 and will also be available at www.streetevents.com and www.earnings.com. An on-line replay of the call will be available at the same sites through August 25, 2011.
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CHUX Reports Second-Quarter Results

August 11, 2011
Safe Harbor Provisions
          The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “forecast,” “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company’s second quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the deterioration in the United States economy and the related adverse effect on the Company’s sales of decreased consumer spending; the Company’s ability to achieve its internal forecasts of sales and profitability; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to maintain or increase operating margins and comparable sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results; the effect of increased competition; the Company’s ability to sell or sublease closed restaurants and other surplus assets; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
About O’Charley’s Inc.
          O’Charley’s Inc., headquartered in Nashville, Tennessee, is a multi-concept restaurant company that operates or franchises a total of 343 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 227 restaurants in 18 states in the Southeast and Midwest, including 221 company-owned and operated O’Charley’s restaurants, and 6 restaurants operated by franchisees. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The Ninety Nine concept includes 106 restaurants throughout New England and upstate New York. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Stoney River Legendary Steaks concept includes 10 restaurants in six states in the Southeast and Midwest. This steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
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CHUX Reports Second-Quarter Results

August 11, 2011
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
12 Weeks Ended July 10, 2011 and July 11, 2010
All percentages shown as a percentage of total revenue unless indicated otherwise

	2011		2010 (2)
	(in thousands, except per share data)
Revenues:
Restaurant sales	$193,069	99.9%	$190,679	99.9%
Franchise and other revenue	224	0.1%	239	0.1%

	193,293	100.0%	190,918	100.0%

Costs and expenses:
Cost of food and beverage	61,425	31.8%	56,561	29.7%
Payroll and benefits	67,475	34.9%	67,103	35.2%
Restaurant operating costs	39,946	20.7%	39,446	20.7%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	168,846	87.5%	163,110	85.5%

Advertising and marketing expenses	8,119	4.2%	7,869	4.1%
General and administrative expenses	7,589	3.9%	10,190	5.3%
Depreciation and amortization of property and equipment	8,559	4.4%	9,860	5.2%
Impairment and disposal charges, net	(523)	-0.3%	126	0.1%

	192,590	99.6%	191,155	100.1%

Income (loss) from operations	703	0.4%	(237)	-0.1%

Other expense (income):
Interest expense, net	2,576	1.3%	2,874	1.5%
Other, net	(1)	0.0%	(1)	0.0%

	2,575	1.3%	2,873	1.5%

Loss from continuing operations before income taxes	(1,872)	-1.0%	(3,110)	-1.6%

Income tax benefit	(174)	-0.1%	(852)	-0.4%

Loss from continuing operations	(1,698)	-0.9%	(2,258)	-1.2%

Loss from discontinued operations, net	(145)	-0.1%	(266)	-0.1%

Net loss	$(1,843)	-1.0%	$(2,524)	-1.3%

Net loss per share — basic and diluted
Loss from continuing operations	$(0.08)		$(0.11)
Loss from discontinued operations, net	$(0.01)		$(0.01)

Net loss	$(0.09)		$(0.12)

Weighted-average common shares outstanding	21,547		21,230

(1)	Percentages calculated as a percentage of restaurant sales.

(2)	Prior year results have been adjusted to reflect results from discontinued operations.
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CHUX Reports Second-Quarter Results

August 11, 2011
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
28 Weeks Ended July 10, 2011 and July 11, 2010
All percentages shown as a percentage of total revenue unless indicated otherwise

	2011		2010 (2)
	(in thousands, except per share data)
Revenues:
Restaurant sales	$457,794	99.9%	$457,446	99.9%
Franchise and other revenue	545	0.1%	572	0.1%

	458,339	100.0%	458,018	100.0%
Costs and expenses:
Cost of food and beverage	143,952	31.4%	134,709	29.4%
Payroll and benefits	158,341	34.6%	159,940	35.0%
Restaurant operating costs	92,416	20.2%	93,130	20.4%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	394,709	86.2%	387,779	84.8%
Advertising and marketing expenses	19,224	4.2%	19,542	4.3%
General and administrative expenses	18,638	4.1%	21,138	4.6%
Depreciation and amortization of property and equipment	20,161	4.4%	23,303	5.1%
Impairment and disposal charges, net	(361)	-0.1%	3,255	0.7%
Pre-opening costs	0	0.0%	7	0.0%

	452,371	98.7%	455,024	99.3%

Income from operations	5,968	1.3%	2,994	0.7%

Other expense:
Interest expense, net	5,914	1.3%	6,918	1.5%
Other, net	3	0.0%	1	0.0%

	5,917	1.3%	6,919	1.5%

Income (loss) from continuing operations and before income taxes	51	0.0%	(3,925)	-0.9%

Income tax benefit	(136)	0.0%	(78)	0.0%

Income (loss) from continuing operations	187	0.0%	(3,847)	-0.8%

Loss from discontinued operations, net	(248)	-0.1%	(3,021)	-0.7%

Net loss	$(61)	0.0%	$(6,868)	-1.5%

Net earnings (loss) per share — basic and diluted
Earnings (loss) from continuing operations	$0.01		$(0.18)
Loss from discontinued operations	$(0.01)		$(0.14)

Net loss	$0.00		$(0.32)

Weighted-average common shares outstanding	21,461		21,136

(1)	Percentages calculated as a percentage of restaurant sales.

(2)	Prior year results have been adjusted to reflect results from discontinued operations.
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CHUX Reports Second-Quarter Results

August 11, 2011
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At July 10, 2011 and December 26, 2010

	2011	2010
	(in thousands)
Cash	$34,595	$29,693

Other current assets	34,808	33,050

Property and equipment, net	305,382	320,011

Trade names and other intangible assets	25,946	25,946

Other assets	11,426	14,041

Total assets	$412,157	$422,741

Current portion of long-term debt and capital leases	$789	$1,710

Other current liabilities	68,936	74,746

Long-term debt and capitalized lease obligations, net of current portion	116,841	117,164

Other liabilities	45,670	50,887

Shareholders’ equity	179,921	178,234

Total liabilities and shareholders’ equity	$412,157	$422,741

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CHUX Reports Second-Quarter Results

August 11, 2011
O’Charley’s Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
28 Weeks Ended July 10, 2011 and July 11, 2010

	2011	2010
	(In thousands)
Cash flows from operating activities
Net loss	$(61)	$(6,868)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,161	23,566
Impairment and disposal charges, net	(686)	5,678
Share-based compensation	1,562	2,211
Changes in assets and liabilities and other, net	(10,162)	(1,403)

Net cash provided by operating activities (1)	10,814	23,184

Cash flows from investing activities
Additions to property and equipment	(6,503)	(7,661)
Proceeds from sale of assets and other, net	1,391	1,132

Net cash used in investing activities (1)	(5,112)	(6,529)

Cash flows from financing activities
Payments on long-term debt and capitalized lease obligations	(961)	(1,168)
Repurchase of senior notes	—	(9,993)
Debt issuance costs	(25)	(1,640)
Proceeds from the exercise of stock options and issuances under CHUX Ownership Plan	335	388
Shares tendered and retired for minimum tax withholdings	(165)	(271)
Other, net	16	4

Net cash used in financing activities (1)	(800)	(12,680)

Increase in cash and cash equivalents	4,902	3,975
Cash and cash equivalents at beginning of period	29,693	21,880

Cash and cash equivalents at end of period	$34,595	$25,855

(1)	Includes cash flows associated with discontinued operations.
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CHUX Reports Second-Quarter Results

August 11, 2011
O’Charley’s Inc. and Subsidiaries
Financial and Other Information (unaudited)
28 Weeks Ended July 10, 2011 and July 11, 2010
All percentages shown as percentage of restaurant sales

	12 weeks ended		28 weeks ended
	2011	2010	2011	2010
O’Charley’s Concept:
Number of restaurants open at period end (1)	221	234	221	234
Average check per guest (1)	$12.72	$12.68	$12.54	$12.54
Average weekly sales per restaurant (1)	$45,997	$43,640	$47,168	$45,424
Restaurant sales (millions)	$122.0	$121.0	$291.9	$294.4
Costs and expenses:
Cost of food and beverage	32.1%	29.5%	31.9%	29.4%
Payroll and benefits	34.8%	35.3%	34.4%	34.8%
Restaurant operating costs (2)	20.8%	20.4%	19.7%	19.7%

Cost of restaurant sales	87.7%	85.2%	86.0%	83.9%

Ninety Nine Concept:
Number of restaurants open at period end	106	113	106	113
Average check per guest	$14.46	$14.49	$14.73	$14.55
Average weekly sales per restaurant	$50,079	$47,355	$49,768	$47,077
Restaurant sales (millions)	$63.7	$62.3	$147.7	$145.1
Costs and expenses:
Cost of food and beverage	30.8%	29.3%	29.9%	28.8%
Payroll and benefits	36.0%	35.8%	35.8%	36.3%
Restaurant operating costs (2)	20.4%	21.2%	21.3%	21.7%

Cost of restaurant sales	87.2%	86.3%	87.0%	86.8%

Stoney River Concept:
Number of restaurants open at period end	10	11	10	11
Average check per guest	$35.39	$36.13	$35.55	$36.94
Average weekly sales per restaurant	$61,519	$55,720	$64,785	$58,162
Restaurant sales (millions)	$7.4	$7.4	$18.2	$17.9
Costs and expenses:
Cost of food and beverage	36.7%	36.3%	36.5%	35.7%
Payroll and benefits	27.4%	27.3%	27.4%	26.6%
Restaurant operating costs (2)	20.9%	21.0%	19.7%	20.6%

Cost of restaurant sales	85.0%	84.6%	83.6%	82.9%

(1)	Excludes franchised restaurants, of which 6 were open in 2011 and 9 were open in 2010.

(2)	Includes rent: 100% of the Ninety Nine restaurant locations are leased (land or land and building)as compared to 57% for O’Charley’s and 70% for Stoney River.
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CHUX Reports Second-Quarter Results

August 11, 2011
O’Charley’s Inc. and Subsidiaries
Calculation of Adjusted EBITDA (unaudited) (1)
A Non-GAAP Financial Measure
12 and 28 Weeks Ended July 10, 2011 and July 11, 2010

	12 Weeks		28 Weeks
(in thousands)	2011	2010	2011	2010
Income (loss) from Operations	$703	$(237)	$5,968	$2,994

Add:

Depreciation and amortization	8,559	9,860	20,161	23,303

Impairment and disposal charges, net (2)	(523)	126	(361)	3,255

Share-based compensation expense (3)	660	777	1,562	2,211

Severance, recruiting and relocation expense (4)	—	2,395	373	2,395

Changes in deferred compensation balances (5)	63	(280)	264	—

Adjusted EBITDA	$9,462	$12,641	$27,967	$34,158

Notes:

(1)	We present Adjusted EBITDA as a supplemental measure which we believe is indicative of our ongoing performance. We define Adjusted EBITDA as Income (Loss) from Operations plus (i) depreciation and amortization, (ii) impairment and disposal charges, net, (iii) share-based compensation expense, (iv) severance, recruiting and relocation expense for management changes and (v) changes in deferred compensation balances. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that it is reasonable to expect we will incur expenses that are the same as or similar to some of the adjustments in this presentation, but the amounts recognized can vary significantly from period to period, may not directly relate to the ongoing operations of our restaurants and complicate period comparisons of our results of operations and operations comparisons to other restaurant companies.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Also, our credit agreement uses measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

(2)	Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Charges include the non-cash write-down of assets to their estimated recovery value as well as certain cash expenses related to the holding and disposition of assets no longer in service. Adjustments to expected lease obligations, net of sublease income, are also included and may result in the recognition of a gain or loss.

(3)	Includes charges relating to the discount on the Company’s employee stock purchase plan and share-based compensation plans.

(4)	Includes cash and non-cash charges relating to significant organizational changes.

(5)	The Company sponsors a deferred compensation plan for certain management employees, which is fully funded with a “Rabbi Trust.” Changes in the value of the employee’s self-directed balances are reported in compensation expense, with an offsetting amount in interest expense, net.
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